SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) February 1, 2000
                                  ----------------




                           GENERAL MOTORS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
                                                         --------------

















                                      - 1 -
ITEM 5. OTHER EVENTS

     On February 1, 2000, General Motors Corporation (GM) issued a press release announcing it will offer to repurchase GM $1-2/3 stock in exchange for $8 billion of Class H stock, and make $7 billion in Class H stock contributions to benefit plans. Hughes Electronics Corporation (Hughes) issued two press releases on February 1, 2000. The first announced that Hughes will continue to focus on its delivery of business objectives and the second announced Hughes' new board member, Bernee D.L. Strom. On February 2, 2000, GM announced G. Richard Wagoner, Jr. as their new Chief Executive Officer. The releases are as follows:


    GM WILL OFFER TO REPURCHASE GM $1-2/3 STOCK IN EXCHANGE FOR $8 BILLION OF CLASS H STOCK, AND MAKE $7 BILLION IN CLASS H STOCK CONTRIBUTIONS TO BENEFIT
                                     PLANS

   TRANSACTIONS WILL REDUCE GM'S ECONOMIC INTEREST IN HUGHES TO APPROXIMATELY
        35 PERCENT , AND SIGNIFICANTLY INCREASE EPS FOR GM $1-2/3 STOCK

     DETROIT -- General Motors Corp. (NYSE: GM, GMH) today announced plans for a broad restructuring of its economic interest in Hughes Electronics (Hughes), including an offer to its current shareholders to repurchase GM $1-2/3 par value common stock in exchange for approximately $8 billion of GM Class H common stock, and contributions of approximately $7 billion of Class H stock to GM benefit plans.

     "The GM Board of Directors today authorized this series of transactions that continue GM's efforts to deliver significant value to its shareholders and further strengthen the corporation's financial position," said GM Chairman and Chief Executive Officer John F.
Smith, Jr.

 Exchange offer to be made

     GM will offer to exchange approximately $8 billion of Class H stock for GM $1-2/3 stock. This exchange would significantly reduce the number of shares of GM $1-2/3 stock outstanding. Specifically, GM will offer to holders of GM $1-2/3 stock an opportunity to voluntarily tender any portion of their holdings of GM $1-2/3 stock in order to acquire Class H stock. The exchange generally will be tax-free to GM and its U.S. stockholders for U.S. income tax purposes. Shares tendered will be subject to pro-ration if the exchange offer is oversubscribed. A Form S-4 registration statement detailing the terms and conditions of the proposed exchange offer will be filed shortly with the Securities and Exchange Commission. GM expects to complete the proposed transaction during the second quarter of this year. The per-share exchange ratio for the offering will be determined immediately prior to the commencement of the offer. No offering of Class H stock will be made except by means of a prospectus to be included in the Form S-4 registration statement.

 Contributions to benefit plans

     GM plans to contribute up to $7 billion of Class H stock to certain of its benefit plans in the second quarter, including a significant amount to its U.S. Hourly-Rate Employees Pension Plan, and the balance to its voluntary employees' beneficiary association (VEBA) trust. The VEBA trust was set up in 1997 to fund the corporation's other post-retirement employee benefit (OPEB) obligations for hourly employees. The pension plan contribution will help to ensure that GM's U.S. pension plans remain fully funded on an SFAS-87 basis for the foreseeable future. The contributions to the benefit plans, which are not subject to any regulatory approvals, will significantly reduce annual pension and OPEB expense, and will strengthen the company's overall financial position.


                                      - 2 -
     "These actions enable GM to realize $15 billion of the value of Hughes, and improve GM's financial flexibility to pursue business and growth initiatives in our automotive and financial services businesses," said Smith. "We will improve net income through reduced pension and OPEB expense while substantially reducing the number of GM $1-2/3 shares outstanding. This will translate to a significant increase in GM's earnings per share."

     In connection with these transactions, GM will issue approximately $15 billion of Class H stock. However, the proposed transactions will not have any dilutive effect on the earnings per share attributable to the outstanding Class H stock. The issuance of additional Class H shares in connection with these transactions will substantially increase the liquidity of that stock in the securities market, which should benefit trading of Class H stock over time.

     Upon completion of a fully subscribed exchange offer and contributions to the benefit plans, GM will retain approximately a 35 percent, or $18 billion, economic interest in Hughes (based on yesterday's NYSE closing price of Class H stock) and Hughes will remain a wholly-owned subsidiary of GM. Consequently, GM $1-2/3 common shareholders would benefit indirectly in any further improvement in the Class H stock price as a result of GM's retained economic interest in Hughes as well as the Class H stock held by the GM benefit plans.

     GM has no current plans or intention to separate Hughes or any of its businesses from GM, whether by means of a spin-off, split-off or any other transaction. However, GM will continue to evaluate what Hughes ownership structure would be optimal for the two companies and GM stockholders.

     GM has the flexibility to use the economic interest that it retains in Hughes in a variety of ways, including as a currency for additional GM $1-2/3 stock repurchases, acquisitions, benefit plan contributions, to raise cash proceeds in a tax-efficient manner, or to implement further corporate restructurings.

     The transactions will not affect the business operations of Hughes, and GM's automotive operations will continue to have direct access to the opportunities for strategic synergies with Hughes' rapidly growing communications services businesses.

     "It is important to retain our strategic relationship with Hughes. We continue to create new communications capabilities and functionality in our vehicles. Hughes has redefined itself as a premier provider of digital entertainment and business communications, which strengthens its ability to contribute to GM's strategy to grow its service-oriented businesses," Smith said.

     GM has repurchased approximately $9 billion of GM $1-2/3 stock since 1997, in addition to the significant reduction in the number of GM $1-2/3 shares outstanding expected to result from the proposed exchange offer. Moreover, GM has distributed approximately $12 billion of value to its shareholders as part of the spin-offs of the Hughes defense business in 1997 and the Delphi business in 1999.

     "GM has a strong and consistent track record of finding ways to return value to shareholders, and that record is being extended through these proposed transactions," Smith said. "GM will strive to continue to increase earnings with less capital employed. This is an excellent formula to deliver superior shareholder returns."

     GM $1-2/3 stock and Class H stock are both common stocks of General Motors. Class H earnings per share and amounts available for payment of dividends are determined by the financial performance of Hughes. As of year-end 1999, there were 137.1 million shares of Class H outstanding, representing a 32 percent tracking stock interest in the earnings of Hughes, and 617.4 million shares of GM $1-2/3 stock outstanding.

                                      - 3 -
     Morgan Stanley Dean Witter will act as dealer manager for General Motors in connection with the exchange offer. Hughes will engage Salomon Smith Barney in connection with the offering.

     In this news release, use of the words anticipate, expect, should, believe, plan, intensify, overcome and similar words are associated with forward-looking statements that are inherently subject to numerous risks and uncertainties. Accordingly, there can be no assurance that the results described in such forward-looking statements will be realized. The principal risk factors that may cause actual results to differ materially from those expressed in forward-looking statements contained in this news release are described in various documents filed by GM with the U.S. Securities and Exchange Commission, including GM's Current Reports on Form 8-K dated April 12, 1999, and filed on April 15, 1999, and April 21, 1999.

     We  urge  holders  of GM  $1-2/3  common  stock  to read  the  Registration
Statement on Form S-4, including the prospectus, regarding the exchange offer referred to above, when it becomes available, as well as the other documents which General Motors has filed or will file with the Securities and Exchange Commission, because they contain or will contain important information. Holders of GM $1-2/3 common stock may obtain a free copy of the prospectus, when it becomes available, and other documents filed by General Motors at the Commission's web site at at General Motors' web site at or from General Motors by directing such request in writing or by telephone to: General Motors Corporation, 100 Renaissance Center, Detroit, Michigan 48243-7301, Attention: GM Investor Relations, Telephone: (212) 418-6270, Facsimile: (212)418-3658. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Inquiries from the news media should be directed to GM Corporation Communications:
212-418-6380.


                                      # # #


        Chairman Michael T. Smith Says Company Will Continue Its Focus on
                         Delivery of Business Objectives

     EL SEGUNDO, Calif., Feb. 1, 2000 - The announcement today by General Motors Corp. that GM will restructure its economic interest in Hughes Electronics Corporation will have no impact on Hughes' current business plans, or on its strategy to be the world leader in digital entertainment and business communication services, according to Hughes Chairman and CEO Michael T. Smith. The announced actions by GM would, however, provide the flexibility to use the economic interest that it retains in Hughes in a variety of ways, including as a currency for additional GM $1-2/3 stock repurchases, acquisitions, benefit plan contributions, to raise cash proceeds in a tax-efficient manner, or to implement further corporate restructuring, Smith noted.

     Smith, who on January 13 announced the sale of Hughes' satellite manufacturing operations and a restructuring of the company into two sectors focused on its consumer and business customer groups, emphasized that Hughes' strategy would focus on fueling the growth of its entertainment and business communication service businesses, and on the successful convergence of technologies for both the consumer and business markets.

     "We are focused entirely on the execution and delivery of our business plans," said Smith. "We believe we can deliver revenue growth in excess of 20 percent, while accelerating our EBITDA performance." EBITDA (earnings before interest, taxes, depreciation and amortization) is the key measurement used by financial analysts to evaluate the performance of entertainment and communications companies investing heavily in high-growth business activities.

     "Also, we are concentrating on the convergence of entertainment, data, voice, internet, and other communications on a variety of platforms, including television, desktop computers, mobile telephones, automobiles, airplanes, and others," said Smith.

     "We believe the combination of delivering on our commitments and long-term investment will support great value for our shareholders," said Smith.

     The year 2000 holds many significant milestones for Hughes. Content enhancements of its DIRECTV(R) service, combined with the continuous addition of local channels in major television markets, have resulted in greater demand for DIRECTV, which is expecting a record year in subscriber growth. Partnerships with Wink and TiVo, which add interactive capabilities to DIRECTV service, will premiere by mid-year. Also, as part of its previously announced agreement with America Online (AOL), Hughes and AOL will jointly launch a digital interactive service, "AOL Plus by DirecPC," this year. Later, as part of the same agreement, its DIRECTV unit will launch AOL TV, a new content-rich interactive service on the television platform.

     Hughes also plans to launch a total of five new satellites for its 81 percent-owned satellite communication services unit, PanAmSat. It will increase its production of DIRECTV set top boxes to meet the growing demands of DIRECTV customers. Its Latin American DIRECTV partnership, Galaxy Latin America, will focus on maintaining strong double digit growth in the key consumer markets of Brazil, Argentina and Mexico. And Hughes Network Systems continues to maintain more than a 50 percent market share in satellite based business-to-business private network communications, while at the same time investing in the development and deployment of its two-way, broadband Spaceway(TM) system in 2003.

     Hughes Electronics is a unit of General Motors Corporation. The earnings of Hughes are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH)

     NOTE: Hughes Electronics Corporation believes that certain statements in this press release may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results of Hughes may differ materially from anticipated results as a result of certain risks and uncertainties, which include but are not limited to those associated with: economic conditions; demand for products and services, and market acceptance; government action; local political or economic developments in or affecting countries where we have international operations; our ability to obtain export licenses; competition; our ability to achieve cost reductions; technological risks; our ability to address the year 2000 issue; interruptions to production attributable to causes outside our control; limitations on access to distribution channels; the success and timelines of satellite launches; the in-orbit performance of satellites; the ability of our customers to obtain financing; and our ability to access capital to maintain our financial flexibility. Hughes cautions that these important factors are not exclusive.

     We  urge  holders  of GM  $1-2/3  common  stock  to read  the  Registration
Statement on Form S-4, including the prospectus, regarding the exchange offer referred to above, when it becomes available, as well as the other documents which General Motors has filed or will file with the Securities and Exchange Commission, because they contain or will contain important information. Holders of GM $1-2/3 common stock may obtain a free copy of the prospectus, when it becomes available, and other documents filed by General Motors at the Commission's web site at at General Motors' web site at or from General Motors by directing such request in writing or by telephone to: General Motors Corporation, 100 Renaissance Center, Detroit, Michigan 48243-7301, [Attention:
GM Investor Relations, Telephone: (212) 418-6270, Facsimile: (212)418-3658.] This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Inquiries from the news media should be directed to GM Corporation Communications:
212-418-6380.

                                      # # #


                     INTERNET EXECUTIVE BERNEE STROM ELECTED
                           TO HUGHES ELECTRONICS BOARD

     EL SEGUNDO, Calif., Feb. 1, 2000 - Bernee D.L. Strom, president of InfoSpace.com Ventures, LLC and former chief executive officer of Priceline.com, has been elected to the board of directors of Hughes Electronics Corporation. Strom's appointment is the continuation of Hughes' strategy to broaden the expertise of its board by adding independent members with knowledge and experience directly related to Hughes' future markets and growth opportunities.

     "Bernee Strom brings a wealth of information on managing Internet content and e-commerce to Hughes at a time when Hughes is focusing its resources on the growth of its services businesses," said Michael T. Smith, chairman and chief executive officer of Hughes. "Hughes is the world's leading provider of digital entertainment and information, and Bernee's insight into the rapidly growing Internet market will be valued as Hughes rolls out the interactive DIRECTV(R) and consumer DirecPC(R) products it is introducing with America Online, and develops future broadband opportunities."

     Strom was elected to the board on Monday, bringing the membership to nine. The board includes one member of Hughes management, three members of General Motors management, three members who are also outside GM directors, and two independent, non-affiliated members.

     Hughes in October elected Alfred C. Sikes, president of Hearst Interactive Media and former chairman of the Federal Communications Commission (FCC), to its board.

     Ms. Strom, 51, was named president of InfoSpace.com Ventures in January after having served as president and chief operating officer of InfoSpace.com, Inc. since November 1998. She remains a member of the board of directors of InfoSpace.com, a leading global provider of infrastructure services for Web sites, merchants and wireless devices.

     Ms. Strom from July 1997 to December 1998 served on the board of directors of Walker Digital, an intellectual property studio that invents, patents and licenses processes, systems and technologies that leverage larger existing marketing systems. She served as the founding CEO of Walker Digital's first spin-out Internet commerce company, Priceline.com.

     Prior to joining Walker, Ms. Strom was president and CEO of U.S.A. Digital Radio, which is developing a technology to serve as a worldwide standard for AM and FM digital radio broadcasting. She also is a founder and shareholder, and was a principal, of the Gemstar International Group Ltd., which invented the VCR Plus+ Instant Programmer. Ms. Strom was responsible for developing and implementing the business strategy and marketing for the products worldwide.

     Ms. Strom was founder, president and CEO of MBS Technologies, Inc., a computer software company that published the FileRunner program, and served as chairman of Quantum Development Corporation, a software company specializing in business analysis and optimization applications.

     Since 1990, Ms. Strom has served as managing partner of the Strom Group, an investment, management consulting and business advisory firm that specializes in the startup of new firms, especially in high technology.

     A graduate of New York University with a bachelor's degree, summa cum laude, in mathematics and history, Ms. Strom also earned a master's degree in mathematics and mathematics education from New York University, and received an MBA with highest honors in finance from the Anderson School at the University of California, Los Angeles.

     Ms. Strom, who served as a former senior executive at the Los Angeles Herald Examiner and a senior management consultant at Deloitte, Haskins & Sells, is on the boards of directors of Polaroid Corporation, InfoSpace.com and ImageX.com.

     She is on the board of advisors of the J.L. Kellogg Graduate School of Management of Northwestern University, and is a trustee of the National Public Radio Foundation.

     Hughes Electronics is a unit of General Motors Corporation. The earnings of Hughes are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).

                                      # # #

                     GM BOARD ANNOUNCES MANAGEMENT CHANGES;
                 WAGONER ELECTED CEO, SMITH REMAINS AS CHAIRMAN

     DETROIT -- The General Motors Board of Directors has elected G. Richard Wagoner, Jr., 46, chief executive officer and president, effective June 1, 2000. Currently, he is president and chief operating officer. In his new capacity, Wagoner has responsibility for the strategic and operational leadership of General Motors.

     John F. Smith, Jr., 61, currently chairman and chief executive officer, will continue as chairman and maintain his key role of building strong relationships with GM's business partners, unions, dealers, with governments around the world and with external business groups. He will also act as the primary interface between the Board of Directors and GM management.

     "Everyone at General Motors has a deep sense of gratitude for the tremendous leadership Jack Smith has provided since he was named CEO in 1992," Wagoner said. "Having Jack's continuing leadership counsel and years of experience at hand will be an invaluable strategic advantage for us as we go forward."

     Harry J. Pearce, 58, vice chairman, will continue in that position and will continue to provide oversight for Hughes Electronics. He maintains responsibility for Allison Transmission Division, GM Electro-Motive Group and its Defense Operations. He will also continue to be responsible for GM's focus on advanced vehicle technology, safety, the environment and key public policy issues.

     Wagoner, Pearce and Thomas A. Gottschalk, GM's general counsel, will continue to report to Smith. Smith, Wagoner and Pearce continue as GM directors.

     In addition to the four regional automotive presidents and key "global process leaders" (for such enterprise activities as engineering, manufacturing, purchasing and human resources) who already report to Wagoner, the Company's chief financial officer and General Motors Acceptance Corp. will be realigned to report to him as well. These latter organizations previously reported to Smith.

     In communications to employees earlier this morning, Smith said that this action was part of the Board's continuing succession planning activity and that it will maintain continuity at the senior-most executive level and further build on the momentum General Motors has generated over the past several years.

     "We have a lot of momentum right now," Smith said. "I'm proud of the work we've accomplished, but even more important, I'm excited about the potential we have as a company going forward.

     "Rick has been instrumental in putting together a winning automotive strategy, one based on operating as one company worldwide, getting our organization to aggressively pursue stretch targets, moving with a greater sense of urgency and enhancing our focus globally on product," Smith said. "Rick's being elected chief executive officer is not only a reward for what he's accomplished, but is a vote of confidence that he can take GM to even greater heights in terms of products, services and shareholder value."

     "While it's gratifying to have Jack's and the Board's confidence, it's clear that winning in today's competitive global auto industry is a team sport," Wagoner said. "The progress we've made at GM in recent years is the result of a lot of great people working together with a focus on winning. And that's certainly what we'll need in the future as well.

     "I'm very pleased that the Board is keeping the leadership team in place," Wagoner added. "Jack, Harry and I, along with our leadership group at GM, work well together. Under Jack's leadership, we've accomplished a great deal since the trying days of 1992, and, given Jack's example, we know that together with our employees, unions, dealers, suppliers and all the other members of the worldwide GM team, we can accomplish even more - a lot more."

     "I fully support the Board's decision," Pearce commented. "Rick is a talented executive with a broad range of experience. We have worked closely these last eight years, and will continue to going forward. We share a common vision, with Jack, on where we want to take GM. We're ready for the challenges and opportunities that lie before us."

BIOGRAPHIES
                               JOHN F. SMITH, JR.
                        CHAIRMAN, CHIEF EXECUTIVE OFFICER
                              GENERAL MOTORS CORP.

John F. "Jack" Smith, Jr., became chairman of the General Motors Corp. board of directors in January 1996. He has been chief executive officer since November 1992.

Effective June 1, Smith will no longer have CEO responsibilities, but will remain chairman. Smith had served as president from April 1992 to October 1998, and as president and chief operating officer from April 1992 to November 1992.

From Aug. 1, 1990, to April 6, 1992, Smith served as vice chairman of GM with responsibility for international operations. He previously had been executive vice president in charge of GM's international operations since June 1988.

Smith was born April 6, 1938, in Worcester, Mass. He received his bachelor's degree in business administration from the University of Massachusetts in 1960, and a master's degree in business administration from Boston University in 1965.

Smith joined General Motors in 1961 at the Fisher Body plant in Framingham, Mass. He transferred to the New York financial staff in 1966 and was named an assistant treasurer in September 1974. In February 1976, he was named an assistant comptroller on the financial staff in Detroit.

On Aug. 1, 1980, he was named comptroller. He became director of worldwide product planning in Detroit on Feb. 1, 1982. He was appointed president and general manager of General Motors of Canada Ltd. and a GM vice president on Jan. 9, 1984. On Feb. 1, 1986, Smith was named executive vice president of GM Europe-Passenger Cars, in charge of operations and engineering, and was appointed president of GM Europe on April 1, 1987.

Smith is a member of the Procter & Gamble Co. board of directors as well as chairman of the Economic Club of Detroit, chairman of Catalyst, and co-chairman of the Business Roundtable. He is also a director of Detroit Renaissance and the U.S.-Japan Business Council. He also serves on the board of trustees of the United Way of Southeastern Michigan.

Smith is a member of the American Society of Corporate Executives, The Nature Conservancy board of directors and the Business Council. He is president of the Beta Gamma Sigma's Director's Table, a member of the Chancellor's Executive Committee of the University of Massachusetts, and a member of the board of trustees at Boston University. He has been awarded honorary doctoral degrees from those universities as well as Providence College, Michigan State University, Kettering University and Holy Cross College.


                                 HARRY J. PEARCE
                                  VICE CHAIRMAN
                              GENERAL MOTORS CORP.

Harry J. Pearce was elected a member of the General Motors Corp. board of directors and became vice chairman on Jan. 1, 1996.

Pearce had been an executive vice president since Nov. 2, 1992. He provides oversight for Hughes Electronics and has responsibility for Allison Transmission Division, GM Electro-Motive Group and its Defense Operations. He continues to be responsible for GM's focus on advanced vehicle technology, safety, the environment and key public policy issues.

Pearce joined General Motors as associate general counsel in October 1985, assuming responsibility for all product litigation and product safety issues worldwide. He served as general counsel with responsibility for GM's legal staff from May 1987 to August 1994.

Prior to joining GM, Pearce had been a senior partner in the firm of Pearce & Durick of Bismarck, N.D. In that capacity, he represented GM and other industrial companies nationwide in a variety of product liability cases over 15 years.

Pearce was born Aug. 20, 1942, in Bismarck. He received a bachelor's degree in engineering sciences from the United States Air Force Academy in 1964, and in 1967 he earned his law degree from Northwestern University's School of Law, where he was a Hardy Scholar.

During his Air Force career, Pearce served as a staff judge advocate and was certified as a military judge. On his return to civilian life, he joined a law firm in Bismarck. He was a municipal judge there from 1970 to 1976 and also served as United States commissioner and U.S. magistrate.

Pearce also is a member of the board of directors of Hughes Electronics, General Motors Acceptance Corp. (GMAC), Marriott International Inc., the Alliance of Automobile Manufacturers, Economic Strategy Institute, Theodore Roosevelt Medora Foundation, MDU Resources Group Inc., National Defense University Foundation and the Detroit Investment Fund. He also is a member of the U.S. Air Force Academy's board of visitors and chairman of the U.S. Air Force Academy's Sabre Society.

Pearce  is  a  fellow  in  the  American   College  of  Trial  Lawyers  and  the
International Society of Barristers. He is chairman of the Product Liability Advisory Council Foundation and a founding member of the Minority Counsel Demonstration Program of the American Bar Association's Commission on Opportunities for Minorities in the Profession.

Pearce is a member of the American Law Institute, the President's Council on Sustainable Development, the World Business Council for Sustainable Development, and the Mentor Group's Forum for U.S.-European Union Legal-Economic Affairs. He also serves on The Conference Board, the Network of Employers for Traffic Safety's Leadership Council and the World Economic Forum's Council of Innovative Leaders in Globalization. He is a member of Northwestern University School of Law's Law Board, and a trustee of Howard University, the United States Council for International Business and New Detroit Inc.


                             G. RICHARD WAGONER, JR.
              NAMED CHIEF EXECUTIVE OFFICER OF GENERAL MOTORS CORP.

G. Richard Wagoner, Jr., was elected president and chief operating officer of General Motors Corp. and a member of GM's board of directors on Oct. 5, 1998. Effective June 1, Wagoner will take on the additional responsibilities of chief executive officer.

Wagoner, who leads GM's unified global Automotive Operations and serves as chairman of GM's Automotive Strategy Board, had served as a GM executive vice president and president of GM's North American Operations since 1994.

Born in Wilmington, Del., on Feb. 9, 1953, and raised in Richmond, Va., Wagoner received a bachelor's degree in economics from Duke University in 1975 and a master's degree in business administration from Harvard University in 1977.

Wagoner began his GM career in 1977 as an analyst in the Treasurer's Office in New York. While there, he held several positions, including manager of Latin American financing, director of Canadian and overseas borrowing, and director of capital analysis and investment.

In 1981, Wagoner became treasurer of General Motors do Brasil in Sao Paulo. In 1984, he became executive director of finance for that unit. He moved to GM of Canada Ltd. in 1987 as vice president and finance manager. In October 1988, he became group director, strategic business planning for the former Chevrolet-Pontiac-GM of Canada Group.

Wagoner served as vice president in charge of finance for General Motors Europe, based in Zurich, from June 1989 to July 1991, when he was named president and managing director of General Motors do Brasil.

Wagoner was elected executive vice president and chief financial officer of GM in November 1992, and also had direct responsibility for GM's Worldwide Purchasing Group from April 1993 to July 1994.

                                      # # #

Note to Editors: Complete press releases and photography available on the Internet at GM Media Online (http://media.gm.com). Photography is also available through Wieck Photo Database at 972-392-0888.
                                     - 10 -


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    February 2, 2000
        -----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)















































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